      As filed with the Securities and Exchange Commission on April 24, 2000.
                                                   Registration No. ____________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               CNET NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              13-3696170
-------------------------------                              -------------------
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                                  150 CHESTNUT
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 364-8000

               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                             -----------------------

               MYSIMON INC. AMENDED AND RESTATED 1998 STOCK PLAN(1)

                            (Full title of the Plan)
                             -----------------------

SHELBY W. BONNIE                                    COPY TO:
CHIEF EXECUTIVE OFFICER                             R. CLAYTON MULFORD
CNET NETWORKS, INC.                                 HUGHES & LUCE, L.L.P.
150 CHESTNUT                                        1717 MAIN STREET, SUITE 2800
SAN FRANCISCO, CALIFORNIA 94111                     DALLAS, TEXAS  75201
(415) 364-8000                                      (214) 939-5416
(Name, address, and telephone number,
including area code, of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------   -------------------- ----------------------- ---------------------- ----------------------
                                     AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM           AMOUNT OF
TITLE OF CLASS OF SECURITIES          TO BE             OFFERING PRICE          AGGREGATE             REGISTRATION
      TO BE REGISTERED            REGISTERED(2)         PER SHARE(3,4)       OFFERING PRICE(3,4)         FEE(4)
---------------------------   -------------------- ----------------------- ---------------------- ----------------------
 Shares of Common Stock,
  $0.0001 par value per             1,684,025                $24.75               $41,681,861             $11,004
          share
---------------------------   -------------------- ----------------------- ---------------------- ----------------------

---------------------------

(1)MySimon Inc. is a California corporation and newly acquired subsidiary of the Registrant. Outstanding options issued under this plan are being replaced with options to acquire shares of the Registrant's common stock.

(2)Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this registration statement is deemed to include additional shares of the Registrant's common stock to be offered or sold pursuant to the antidilution provisions of the mySimon Inc. Amended and Restated 1998 Stock Plan (the "Plan").

(3)Estimated solely for the purpose of calculating the registration fee.

(4)Calculated pursuant to Rule 457(c) and (h) of the Securities Act. Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based upon (i) 1,399,889 shares of common stock reserved for issuance under the Plan that are not currently subject to outstanding stock options, at a price per share of $25.50, which is based upon the average of the high and low prices reported for the common stock on the Nasdaq National Market System on April 17, 2000; and (ii) the following 284,136 shares of common stock reserved for issuance under the Plan subject to stock options already granted thereunder at the following prices:

Number of Shares of Common Stock
Reserved for Issuance                                   Exercise Price per Share
--------------------------------                        ------------------------
           5,579                                                $0.07
           3,093                                                $1.08
         114,188                                                $1.18
          19,043                                                $3.36
          26,929                                               $25.21
         115,304                                               $44.26

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission") by CNET Networks, Inc. (the "Company"), are incorporated by reference in this Registration Statement:

         (a) The Company's 1999 annual report on Form 10-K for the fiscal year ended December 31, 1999.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

         (c) The description of the Company's common stock, par value $.0001 per share (the "Common Stock"), contained in Form 8-A filed June 26, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that an officer or director who is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was an officer or a director of the Company or is or was serving at the request of the Company as a director or an officer of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL") against all expense, liability, and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits listed in the attached Index to Exhibits are either filed herewith or incorporated by reference as a part of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 20, 2000.

                                           CNET NETWORKS, INC.


                                           By:      /s/ Douglas N. Woodrum
                                              ----------------------------------
                                           Name:    Douglas N. Woodrum
                                           Title:   Executive Vice President and
                                                    Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit Number                             Exhibit
--------------    --------------------------------------------------------------
     4.1          Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference to Exhibit 3.1 of the
                  Company's Registration Statement on Form SB-2, Registration
                  No. 333-4752-LA)

     4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration
                  Statement on Form SB-2, Registration No. 333-4752-LA)

     4.3*         mySimon Inc. Amended and Restated 1998 Stock Plan

     4.4*         Certificate of Merger of CNET Sub, Inc. and mySimon Inc.

     4.5*         Form of Option Exchange Mailing Documents (Letter to mySimon
                  Shareholders and Letter of Transmittal)

     5.1*         Opinion of Counsel to CNET Networks, Inc.

    23.1*         Consent of Counsel to CNET Networks, Inc. (Contained in
                  Exhibit 5.1)

    23.2*         Consent of KPMG L.L.P.

    24.1*         Power of Attorney

    * Filed herewith